Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle
	Chief Financial Officer	April 21, 2011
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2011 FIRST QUARTER FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended March 31, 2011, net income was $4.1 million, or $.33 per diluted share, as compared to $4.5 million, or $.37 per diluted share, during the same quarter in the prior year.

Funds from operations (“FFO”) were $8.3 million, or $.66 per diluted share, during the first quarter of 2011 as compared to $8.5 million, or $.70 per diluted share, during the comparable quarter of the prior year.

The first quarter dividend of $.605 per share was paid on March 31, 2011. At March 31, 2011, our shareholders’ equity was $142.0 million and our liabilities for borrowed funds were $76.9 million, including mortgage and other debt of consolidated entities, which is non-recourse to us, totaling $14.9 million.

During the first quarter of 2011, as compared to the first quarter of 2010, our net income decreased approximately $400,000, or $.04 per diluted share. This decrease consisted primarily of: (i) a decrease of $282,000, or $.02 per diluted share, from the previously disclosed expiration of a master lease agreement on a medical office building (“MOB”) located in Georgia (expired in June, 2010), and; (ii) a net decrease of approximately $160,000, or $.01 per diluted share, from the operating losses sustained at a vacant, single-tenant MOB located in Las Vegas, Nevada and the low occupancy at a MOB located in Phoenix, Arizona, which was acquired in March of 2010 by an unconsolidated LLC in which we hold a majority, non-controlling ownership interest. We continue to actively market the available space in the above-mentioned MOBs located in Georgia, Nevada and Arizona. In addition, the new shares issued pursuant to our at-the-market equity issuance program (“ATM Program”), as discussed below, had a dilutive effect of approximately $.01 on net income per diluted share during the first quarter of 2011 as compared to the comparable quarter of the prior year.

Our FFO decreased $211,000, or $.04 per diluted share, during the first quarter of 2011 as compared to the comparable quarter of 2010, resulting primarily from: (i) the unfavorable impact of operating items mentioned above; (ii) the dilutive effect of $.02 per diluted share resulting from the new shares issued pursuant to our ATM Program, partially offset by; (iii) the favorable effect of adding back increased depreciation and amortization expense incurred by us and our unconsolidated affiliates amounting to $188,000, or $.01 per diluted share. This increased depreciation and amortization expense is related to newly constructed and recently opened MOBs as well as capital expenditures at various properties.

During the fourth quarter of 2009, we commenced our ATM Program, pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of $50 million to or through Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal. There were no shares issued pursuant to our ATM Program during the first quarter of 2011. Since inception of the ATM Program, we have issued 733,500 shares at an average price of $32.90 per share, which generated approximately $22.9 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

The master lease arrangement on the Summerlin Medical Office Building II, with a majority-owned subsidiary of UHS (Summerlin Hospital Medical Center), expired in October, 2010. Summerlin Medical Office Building II is owned by an LLC in which we hold a majority, non-controlling ownership interest. As a result of this master lease agreement, the LLC was considered a variable interest entity. Since we were the primary beneficiary, the financial results of this MOB were included in our financial statements on a consolidated basis prior to October 1, 2010. Effective with the expiration of the master lease, this MOB is accounted for as an unconsolidated LLC under the equity method beginning on October 1, 2010. During the three-month period ended March 31, 2010, this property generated $641,000 of revenue, $240,000 of other operating expenses and $288,000 of combined interest and depreciation and amortization expense. There was no material impact on our net income as a result of the deconsolidation of this LLC.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have fifty-two real estate investments in fifteen states.

Funds from operations is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that funds from operations and funds from operations per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or;

(iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2010. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2011 and 2010

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Base rental - UHS facilities	$3,261	$3,292
Base rental - Non-related parties	1,987	2,610
Bonus rental - UHS facilities	1,112	1,094
Tenant reimbursements and other - Non-related parties	306	616
Tenant reimbursements and other - UHS facilities	10	32

	6,676	7,644

Expenses:
Depreciation and amortization	1,503	1,569
Advisory fees to UHS	471	437
Other operating expenses	971	1,352

	2,945	3,358

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	3,731	4,286

Equity in income of unconsolidated LLCs	775	736

Interest expense, net	(378)	(495)

Net income	$4,128	$4,527

Basic earnings per share	$0.33	$0.37

Diluted earnings per share	$0.33	$0.37

Weighted average number of shares outstanding - Basic	12,638	12,077
Weighted average number of share equivalents	4	2

Weighted average number of shares and equivalents outstanding - Diluted	12,642	12,079

Calculation of Funds From Operations (“FFO”):

	Three Months Ended March 31,
	2011	2010
Net income	$4,128	$4,527

Plus: Depreciation and amortization expense:
Consolidated investments	1,466	1,534
Unconsolidated affiliates	2,687	2,431

Funds from operations (FFO)	$8,281	$8,492

Funds from operations (FFO) per share - Basic	$0.66	$0.70

Funds from operations (FFO) per share - Diluted	$0.66	$0.70

Dividend paid per share	$0.605	$0.600

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31, 2011	December 31, 2010
Assets:

Real Estate Investments:
Buildings and improvements	$180,953	$180,750
Accumulated depreciation	(76,115)	(74,683)

	104,838	106,067
Land	19,190	19,190

Net Real Estate Investments	124,028	125,257

Investments in and advances to limited liability companies (“LLCs”)	87,537	80,442

Other Assets:
Cash and cash equivalents	964	987
Base and bonus rent receivable from UHS	2,120	1,964
Rent receivable - other	974	912
Deferred charges, notes receivable and intangible and other assets, net	6,063	6,573

Total Assets	$221,686	$216,135

Liabilities:
Line of credit borrowings	$62,000	$52,600
Mortgage notes payable, non-recourse to us	8,358	8,399
Loans payable of consolidated LLC, non-recourse to us	6,539	6,564
Accrued interest	94	113
Accrued expenses and other liabilities	1,955	2,333
Tenant reserves, escrows, deposits and prepaid rents	635	616

Total Liabilities	79,581	70,625

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2011 - 12,654,642 2010 -12,653,169	127	127
Capital in excess of par value	213,342	213,209
Cumulative net income	377,732	373,604
Cumulative dividends	(449,182)	(441,527)

Total Universal Health Realty Income Trust Shareholders’ Equity	142,019	145,413
Non-controlling equity interest	86	97

Total Equity	142,105	145,510

Total Liabilities and Equity	$221,686	$216,135